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                               ANDOVER TOGS, INC.
                                  1333 BROADWAY
                               NEW YORK, NEW YORK


                                           Contact:      William L. Cohen
                                                         Chairman, President and
                                                         Chief Executive Officer
                                                         (212) 244-0700

FOR IMMEDIATE RELEASE

                  ANDOVER TOGS ANNOUNCES TWO-YEAR $15 MILLION DIP FINANCING


        NEW YORK, NEW YORK, September 20, 1996 - ANDOVER TOGS, INC. announced that it had closed its two-year $15 million revolving credit facility with The CIT Group/Commercial Services, Inc. ("CIT"). This new facility replaces the Company's previously existing $11 million credit facility which was due to terminate in December 1996. Management believes that the new, longer-term financing facility will provide financial support for the Company's sales, while at the same time permitting Management to focus its efforts on the Company's ongoing business, to develop a plan of reorganization and to emerge from the bankruptcy proceedings.

       The Company recently relocated its executive offices to 1333 Broadway.


       Andover Togs, Inc. designs, manufactures and distributes children's wear.

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